VOTE BY TOUCH-TONE PHONE, THE INTERNET, OR BY MAIL

Option 1:	Automated Touch Tone Voting: Call toll-free 1-800-690-6903 and follow the recorded instructions.	T. Rowe Price Invest With Confidence Ram Logo
Option 2:	On the Internet at www.proxyvote.com and follow the on-screen instructions.
Option 3:	Return this proxy card using the enclosed envelope.
999 999 999 999 99** (LEFT ARROW)

T. Rowe Price Tax-Efficient Growth Fund

MEETING TIME:  8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By my signature below, I appoint Edward C. Bernard and Brian C. Rogers as proxies to vote all Tax-Efficient Growth Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held on August 21, 2009 at 8:00 a.m., ET at the office of the fund, 100 East Pratt Street, Baltimore, MD 21202, and at any adjournments of the meeting. Messrs. Bernard and Rogers may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Bernard and Rogers to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. The proxies will vote any other matters that arise at the meeting in accordance with their best judgment. I acknowledge receipt of the Tax-Efficient Growth Fund`s Notice of Special Meeting of Shareholders and proxy statement.

(DOWN ARROW)PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

Date: __________________________

_______________________________________
Signature(s) (and Title(s), if applicable) (Sign in the Box)

NOTE:  Please sign exactly as name appears on this proxy.
Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign,

and where more than one name appears, a majority must sign.
If a corporation, this signature should be that of an
authorized officer who should state his or her title.

(DOWN ARROW)(DOWN ARROW)

CONTINUED ON REVERSE SIDE

Please refer to the Proxy Statement discussion of this proposal.

THE PROXY WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

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Please fill in box as shown using black or blue ink or number 2 pencil. / X /

FOR	AGAINST	ABSTAIN
1.	To approve or disapprove an Agreement and Plan of Reorganization ("Plan"). The Plan provides for the transfer of substantially all of the assets of
T. Rowe Price Tax-Efficient Growth Fund (the "Fund") to T. Rowe Price Tax-Efficient Multi-Cap Growth Fund (the "Tax-Efficient Multi-Cap Growth Fund"), in exchange for shares of the Tax-Efficient Multi-Cap Growth Fund, and the distribution of the Tax-Efficient Multi-Cap Growth Fund shares to the shareholders of the Fund in liquidation of the Fund.
/ /	/ /	/ /

PLEASE SIGN ON THE REVERSE SIDE

TMC-2009